As Filed with the Securities and Exchange Commission on March 12, 2014	Registration No. 333-162138

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	20-1212923
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6440 Flying Cloud Drive, Suite 101
Eden Prairie, MN 55344
(952) 476-9093

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Shuler

Chief Financial Officer

ProUroCare Medical Inc.

6400 Flying Cloud Dr., STE 101

Eden Prairie, MN 55344

(952) 476-9093

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy S. Hearn
Dorsey & Whitney LLP

50 South 6th Street, Suite 1500
Minneapolis, MN 55402-1498

(612) 340-2600

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On September 25, 2009, ProUroCare Medical Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-162138) (the “Registration Statement”) to register the sale of the Company’s warrants and common stock (the “Securities”).  The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement is to withdraw and remove from registration all of the unissued and unsold Securities previously registered under the Registration Statement.

The Registration Statement is hereby amended to deregister all of the unissued and unsold Securities under the Registration Statement.  As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on this 12th day of March, 2014.

PROUROCARE MEDICAL INC.

By:	/s/ Stanton D. Myrum
	Name:	Stanton D. Myrum
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanton D. Myrum	Chief Executive Officer and Director	March 12, 2014
Stanton D. Myrum	(Principal Executive Officer)

/s/ Alan G. Shuler	Chief Financial Officer	March 12, 2014
Alan G. Shuler	(Principal Financial and Accounting Officer)

/s/ James L. Davis	Chairman and Director	March 12, 2014
James L. Davis

/s/ Scott E. Smith	Director	March 12, 2014
Scott E. Smith

/s/ David Kaysen	Director	March 12, 2014
David Kaysen

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